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                                                                   EXHIBIT 23(b)




                         CONSENT OF HOVDE FINANCIAL LLC

SouthTrust Corporation
Birmingham, Alabama



We hereby consent to the inclusion as an exhibit to the Proxy
Statement/Prospectus constituting part of the Registration Statement on Form S-4 of SouthTrust Corporation of our letter to the Board of Directors of Irving National Bancshares, Inc. and to all references made to such letter and to the firm in the Proxy Statement Prospectus.


HOVDE FINANCIAL LLC



By: /S/ Richard J. Perry, Jr.
   -------------------------------
   Richard J. Perry, Jr., Esq.
   Chief Operating Officer


Washington, D.C.
January 23, 2001